AMENDMENT TO THE INVESTMENT MANAGEMENT
                       AGREEMENT FOR TIAA-CREF LIFE FUNDS


         AMENDMENT, dated February 29, 2000, to the Investment Management Agreement dated November 30, 1998 (the "Agreement), by and between TIAA-CREF Life Funds (the "Fund") and Teachers Advisors, Inc. ("Advisors").

         WHEREAS, the Fund has established four additional series as of the date hereof, which shall be known as the Growth Equity Fund, the Growth & Income Fund, the International Equity Fund, and the Social Choice Equity Fund; and

         WHEREAS, Advisors is willing to provide or arrange to provide overall management of the Fund and the Funds, including the four additional series;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Fund and Advisors hereby agree as follows:

         1.  Section 3(a)  of the Agreement shall be amended to read as follows:

         For the services rendered, the facilities furnished and expenses assumed by Advisors, the Fund shall pay to Advisors at the end of each calendar month a fee calculated as a percentage of the average value of the net assets each day for each Fund during that month at the following annual rates:

         Growth Equity Fund................................................0.46%

         Growth & Income Fund..............................................0.44%

         International Equity Fund ........................................0.53%

         Stock Index Fund..................................................0.30%

         Social Choice Equity Fund.........................................0.39%

         2. Section 13 of the Agreement shall be amended to provide that all notices or other communications provided for under the Agreement delivered to the Fund shall be to the attention of Martin E. Galt III, and all notices or other communications provided for under the Agreement delivered to Advisors shall be to the attention of Scott C. Evans.

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         IN WITNESS WHEREOF, the Fund and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.


TIAA-CREF LIFE FUNDS

By: /s/ Martin E. Galt, III                         Attest: Stewart P. Greene
    ----------------------------------------                --------------------

Title: President                                    Title:  Assistant Secretary
       -------------------------------------                --------------------



TEACHERS ADVISORS, INC.

By: /s/ Scott C. Evans                              Attest: Stewart P. Greene
    ----------------------------------------                --------------------

Title: Executive Vice President                     Title:  Assistant Secretary
       -------------------------------------                --------------------

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[TIAA    Teachers Insurance and Annuity Association
 CREF    College Retirement Equities Fund
 logo]
         730 Third Avenue/New York, NY 10017-3206
         212 490-9000


                                                   February 29, 2000



The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York  10071-3206

Ladies and Gentlemen:

         This is to inform you that Teachers Advisors, Inc. ("Advisors") has voluntarily chosen to waive a portion of the fees it is otherwise entitled to receive for managing the assets of each portfolio of the TIAA-CREF Life Funds (the "Fund") under the Investment Management Agreement dated November 30, 1998, as amended, by and between the Fund and Advisors.

         The waiver for the Growth Equity Fund will be based on an effective annual rate of 0.21% of the net assets of the Growth Equity Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of 0.25%.

         The waiver for the Growth & Income Fund will be based on an effective annual rate of 0.21% of the net assets of the Growth & Income Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of 0.23%.

         The waiver for the International Equity Fund will be based on an effective annual rate of 0.24% of the net assets of the International Equity Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of 0.29%.

         The waiver for the Stock Index Fund will be based on an effective annual rate of 0.23% of the net assets of the Stock Index Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of 0.07%.

         The waiver for the Social Choice Equity Fund will be based on an effective annual rate of 0.21% of the net assets of the Social Choice Equity Fund portfolio with the result that the fee due to Advisors during the covered period shall be based on an effective annual rate of 0.18%.





                             Teachers Advisors, Inc.
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         The waiver shall continue to operate until April 1, 2003.

                                              Sincerely,

                                              TEACHERS ADVISORS, INC.

                                     By:      /s/ Scott C. Evans
                                              ----------------------------------
                                              Scott C. Evans
                                              Executive Vice President





                             Teachers Advisors, Inc.